UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):    April 13,2006

                             SCIENTIFIC ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            UTAH                        000-50559                 87-0680657
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                 File Number)         Identification No.)

                 630 NORTH 400 WEST, SALT LAKE CITY, UTAH 84103
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (801) 359-2410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

SECTION 5  -  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT.

         On April 13, 2006, there was a change in control of Scientific Energy, Inc. (the "Company") effected pursuant to a certain Share Purchase Agreement by and among Todd Crosland, Jana Meyer, Mark Clawson and Dale Gledhill (collectively the "Sellers"), and Kelton Capital Group Limited, a corporation registered in the British Virgin Islands (the "Buyer"). Each of the Sellers is a director of the Company. Under the Share Purchase Agreement, the Buyer acquired from the Sellers an aggregate of 7,905,000 shares of the Company's issued and outstanding common stock, representing approximately 86.3% of the Company's outstanding shares, for the aggregate cash purchase price of $539,929, which was paid at the closing of the Share Purchase Agreement.

         The Buyer is a corporation registered in the British Virgin Islands and has as its address, c/o William G. Hu, Esq., 475 East 70th Street, #7C, New York, New York 10021. The purchase price for the acquisition of the 7,905,000 shares is from personal funds contributed by the shareholders of Kelton Capital Group Limited. The Buyer has represented that it will have sole voting and dispositive power over the acquired shares and that the shares were acquired for the purpose of obtaining control over the Company. It is anticipated that the Buyer may nominate new directors at a later date.

         The following table sets forth information, to the Company's best knowledge as of April 13, 2006 and immediately following the closing of the Share Purchase Agreement, regarding each person known to own beneficially more than 5% of the Company's outstanding common stock, each director, and all directors and executive officers of the company as a group.

NAME AND ADDRESS                      AMOUNT AND NATURE OF      PERCENT
OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      OF CLASS(1)
--------------------                  --------------------      -----------
     5% SHAREHOLDERS
Kelton Capital Group Limited                7,905,000              86.3 %
  c/o 475 East 70th Street, #7C
  New York, NY 10021
     OFFICERS AND DIRECTORS
Todd Crosland *                               855,095               9.3 %
Jana Meyer *                                   40,200
0.4 %
Mark Clawson *                                 24,000              0.3 %
Dale C. Gledhill  *                            10,000              0.1 %
All directors and officers                    929,295             10.1 %
   as a group (4 persons)

      * The address of each director and/or executive officer is the Company's address at 630 North 400 West, Salt Lake City, Utah 84103

     Note: Unless otherwise indicated, we have been advised that each person above has sole voting power over the shares indicated above.

(1) Based upon 9,158,488 million shares of common stock outstanding on April 13, 2006.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

     Statements contained in this current report which are not historical facts may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SCIENTIFIC ENERGY, INC.



Date:   April 19, 2006              By         /S/ TODD B. CROSLAND
                                       ---------------------------------
                                            Todd B. Crosland
                                            President and Director






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